ARTICLES OF AMENDMENT

                                     OF THE

                            ARTICLES OF INCORPORATION

                                       OF

            LEND LEASE HYPERION HIGH-YIELD COMMERCIAL CMBS FUND, INC.


          Lend Lease Hyperion High-Yield Commercial CMBS Fund, Inc., a Maryland corporation having its principal office in this state in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: The charter of the Corporation is hereby amended by striking out Article SECOND and inserting in lieu thereof the following:

          "SECOND: The name of the corporation (hereinafter called the "Corporation") is Lend Lease Hyperion High-Yield CMBS Fund, Inc."

          SECOND: The charter of the Corporation is hereby amended by striking out Article SIXTH paragraph (4)(e) and (f) and inserting in lieu thereof the following:

               "(e) Liquidation. In the event of the liquidation, the stockholders of the class shall be entitled to receive, when and as declared by the Board of Directors, the excess of the assets over the liabilities. The holders of shares shall not be entitled thereby to any distribution upon liquidation of any other Shares. The assets so distributable to the stockholders shall be distributed among such stockholders in proportion to the number of shares held by them and recorded on the books of the Corporation. The liquidation may be authorized by the unanimous consent of the shareholders.

               (f) Net Asset Value Per Share. The net asset value per share shall be the quotient obtained by dividing the value of the net assets (being the value of the assets including accrued income less the liabilities) by the total number of shares outstanding, all as determined by or under the direction of the Board of Directors in accordance with generally accepted accounting principles and the Investment Company Act of 1940. Subject to the applicable provisions of the Investment Company Act of 1940, the Board of Directors, in its sole discretion, may prescribe and shall set forth in the By-Laws of the Corporation or in a duly adopted resolution of the Board of Directors such bases and times for determining the value of the assets belonging to, and the net asset value per share of outstanding shares, or the net income attributable to such shares, as the Board of Directors deems necessary or desirable. The Board of Directors shall

909595.1 Fund II
          have full discretion, to the extent not inconsistent with the Maryland General Corporation Law and the Investment Company Act of 1940, to determine which item shall be treated as income and which items as capital and whether any item of expense shall be charged to income or capital. Each such determination and allocation shall be conclusive and binding for all purposes."

          THIRD: The charter of the Corporation is hereby further amended by striking out Article EIGHTH, paragraph (7) and inserting in lieu thereof the following:

               "(7) The duration of the Corporation's existence will terminate on December 31, 2001 provided that the duration of the Corporation may be extended for successive one-year periods provided that each continuance is specifically approved in advance by holders of more than 75% of the shares of the Corporation's Common Stock. Notwithstanding the foregoing, the Corporation may be liquidated at any time subject to the unanimous consent of the stockholders."

          FOURTH: The amendment of the charter of the Corporation as hereinabove set forth has been duly advised by the board of directors and approved by the stockholders of the Corporation.



                                       -2-
909595.1 Fund II

          IN WITNESS WHEREOF: Lend Lease Hyperion High-Yield Commercial CMBS Fund, Inc., has caused these presents to be signed in its name and on its behalf by its _____________ and attested by its __________ on February __, 2000.



                                      LEND LEASE HYPERION HIGH-YIELD
                                      COMMERCIAL CMBS FUND, INC.


                                      By: ___________________________________
                                            Name:
                                            Title:


ATTEST:


By: _______________________________
     Name:
     Title:

                                       -3-
909595.1 Fund II

                              ARTICLES OF AMENDMENT

                                     OF THE

                            ARTICLES OF INCORPORATION

                                       OF

          LEND LEASE HYPERION HIGH-YIELD COMMERCIAL MORTGAGE FUND, INC.


          Lend Lease Hyperion High-Yield Commercial Mortgage Fund, Inc., a Maryland corporation having its principal office in this state in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: The charter of the Corporation is hereby amended by striking out Article SECOND and inserting in lieu thereof the following:

          "SECOND: The name of the corporation (hereinafter called the "Corporation") is Lend Lease Hyperion High-Yield Commercial CMBS Fund, Inc."

          SECOND: The charter of the Corporation is hereby further amended by striking out Article EIGHTH, paragraphs (6) and (7), respectively, and inserting in lieu thereof the following:

               "(6) Specifically and without limitation of the foregoing subsection (e) but subject to the exception therein prescribed, the Corporation may enter into management or advisory, underwriting, distribution and administration contracts and other contracts, and may otherwise do business, with Lend Lease Hyperion Capital Advisors, L.L.C., and any parent, subsidiary, partner, or affiliate of such firm or any affiliates of any such affiliate, or the stockholders, members, directors, officers, partners and employees thereof, and may deal freely with one another notwithstanding that the Board of Directors of the Corporation may be composed in part of directors, officers, partners or employees of such firm and/or its parents, subsidiaries or affiliates and that officers of the Corporation may have been, be or become directors, officers, or employees of such firm, and/or its parents, subsidiaries or affiliates, and neither such management or advisory, underwriting, distribution or administration contracts nor any other contract or transaction between the Corporation and such firm and/or its parents, subsidiaries or affiliates shall be invalidated or in any way affected thereby, nor shall any director or officer of the Corporation be liable to the Corporation or to any stockholder or creditor thereof or to any person for any loss incurred by it or him under or by reason of such contract or transaction; provided that nothing herein shall protect any director or officer of the

889866.1 Fund II

          Corporation against any liability to the Corporation or to its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office; and provided always that such contract or transaction shall have been on terms that were not unfair to the Corporation at the time at which it was entered into.

               (7) The duration of the Corporation's existence will terminate on December 31, 2002 provided that the duration of the Corporation may be extended for successive one-year periods provided that each continuance is specifically approved in advance by holders of more than 75% of the shares of the Corporation's Common Stock. Notwithstanding the foregoing, the Corporation may be liquidated at any time subject to the unanimous consent of the stockholders."

          THIRD: The amendment of the charter of the Corporation as hereinabove set forth has been duly advised by the board of directors and approved by the stockholders of the Corporation.



                                       -2-
889866.1 Fund II

          IN WITNESS WHEREOF: Lend Lease Hyperion High-Yield Commercial Mortgage Fund, Inc., has caused these presents to be signed in its name and on its behalf by its _____________ and attested by its __________ on November __, 1999.



                                             LEND LEASE HYPERION HIGH-YIELD
                                             COMMERCIAL MORTGAGE FUND, INC.


                                             By: ____________________________
                                                  Name:
                                                  Title:


ATTEST:


By:____________________________________
     Name:
     Title:

                                       -3-
889866.1 Fund II

                                                        PARRIS N. GLENDENING
State of Maryland                                             Governor
DEPARTMENT OF                                           RONALD W. WINEHOLT
ASSESSMENTS AND TAXATION                                      Director
                                                        PAUL B. ANDERSON
Charter Division                                           Administrator
------------------------------------------------------------------------------

                              ARTICLES OF AMENDMENT
                       (See instructions on previous page)

     Equitable Real Estate Hyperion High-Yield Commercial Mortgage Fund, Inc
                                       (1)

(2) Equitable Real Estate Hyperion High-Yield Commercial Mortgage Fund, Inc. , a Maryland corporation hereby certifies to the State Department of Assessments and Taxation of Maryland that:

(3) The charter of the corporation is hereby amended as follows: The name of the Corporation is hereby changed to Lend Lease Hyperion High-Yield Commercial ____ Mortgage Fund, Inc.____________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________


This amendment of the charter of the corporation has been approved by
(4) the directors and shareholders

We the undersigned President and Secretary swear under penalties of perjury that the foregoing is a corporate act.

/s/ Joseph Tropeano                            /s/ Kenneth C. Weiss
----------------------------------          ----------------------------------
ASST. SECRETARY / JOSEPH TROPEANO              PRESIDENT / KENNETH C. WEISS

               MAIL TO: STATE DEPARTMENT OF ASSESSMENTS & TAXATION
                        301 WEST PRESTON STREET, ROOM 809
                               BALTIMORE, MD 21201
                               PHONE: 401-767-1350

930103.1

                            ARTICLES OF INCORPORATION

                                       OF

                    EQUITABLE REAL ESTATE HYPERION HIGH-YIELD
                         COMMERCIAL MORTGAGE FUND, INC.


            FIRST: (1) The name of the incorporator is Ann M. Smith.

                   (2) The incorporator's post office address is 75 East 55th Street, New York, New York 10022.

                   (3) The incorporator is over eighteen years of age.

                   (4) The incorporator is forming the corporation named in these Articles of Incorporation under the General Corporation Law of the State of Maryland.

                   SECOND: The name of the corporation (hereinafter called the "Corporation") is Equitable Real Estate Hyperion High-Yield Commercial Mortgage Fund, Inc.

                   THIRD: The purposes for which the Corporation is formed are:

                   (1) to conduct, operate and carry on the business of an investment company;

                   (2) to subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute or otherwise dispose of notes, bills, bonds, debentures and other negotiable or non-negotiable instruments, obligations and evidences of indebtedness issued or guaranteed as to principal and interest by the United States Government, or any agency or instrumentality thereof, any State or local government, or any agency or instrumentality thereof, or any other securities of any kind issued by any corporation or other issuer organized under the laws of the United States or any State, territory or possession thereof or any foreign country or any subdivision thereof or otherwise, to pay for the same in cash or by the issue of stock, including treasury stock, bonds and notes of the Corporation or otherwise; and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including and without limitation, the right to consent and otherwise act with respect

C/M:  11212.0012 275064.2
          thereto, with power to designate one or more persons, firms, associations or corporations to exercise any of said rights, powers and privileges in respect of any said investments;

                   (3) to conduct research and investigations in respect of securities, organizations, business and general business and financial conditions in the United States of America and elsewhere for the purpose of obtaining information pertinent to the investment and employment of the assets of the Corporation and to procure any and all of the foregoing to be done by others as independent contractors and to pay compensation therefor;

                   (4) to borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Corporation, and to endorse, guarantee or undertake the performance of any obligation, contract or engagement of any other person, firm, association or corporation;

                   (5) to issue, sell, distribute, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in, shares of stock of the Corporation, including shares of stock of the Corporation in fractional denominations, and to apply to any such repurchase, redemption, retirement, cancellation or acquisition of shares of stock of the Corporation, any funds or property of the Corporation, whether capital or surplus or otherwise, to the full extent now or hereafter permitted by the laws of the State of Maryland and by these Articles of Incorporation;

                   (6) to conduct its business, promote its purposes, and carry on its operations in any and all of its branches and maintain offices both within and without the State of Maryland, in any and all States of the United States of America, in the District of Columbia, and in any or all commonwealths, territories, dependencies, colonies, possessions, agencies, or instrumentalities of the United States of America and of foreign governments;

                   (7) to carry out all or any part of the foregoing purposes or objects as principal or agent, or in conjunction with any other person, firm, association, corporation or other entity, or as a partner or member of a partnership, syndicate or joint venture or otherwise, and in any part of the world to

                                       -2-
C/M:  11212.0012 275064.2
          the same extent and as fully as natural persons might or could do;

                   (8) to have and exercise all of the powers and privileges conferred by the laws of the State of Maryland upon corporations formed under the laws of such State; and

                   (9) to do any and all such further acts and things and to exercise any and all such further powers and privileges as may be necessary, incidental, relative, conducive, appropriate or desirable for the foregoing purposes.

           The enumeration herein of the objects and purposes of the Corporation shall be construed as powers as well as objects and purposes and shall not be deemed to exclude by inference any powers, objects or purposes which the Corporation is empowered to exercise, whether expressly by force of the laws of the State of Maryland now or hereafter in effect, or impliedly by the reasonable construction of the said law.

           FOURTH: The post office address of the principal office of the Corporation within the State of Maryland is 11 East Chase Street, Baltimore City, Maryland 21202.

           FIFTH: The resident agent of the Corporation in the State of Maryland is The Prentice-Hall Corporation System, Maryland, at 11 East Chase Street, Baltimore, Maryland 21202.

           SIXTH: (1) The total number of shares of stock of all classes and series which the Corporation initially has authority to issue is one hundred million (100,000,000) shares of capital stock (par value of One Tenth of One Cent $.001 per share), amounting in aggregate par value to $100,000. All of such shares are classified as "Common Stock".

           (2) The Board of Directors may classify or reclassify any unissued shares of capital stock from time to time by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such shares of stock.

           (3) Unless otherwise prohibited by law, so long as the Corporation is registered as a closed-end management company under the Investment Company Act of 1940, the Board of Directors shall have the power and authority, without the approval of the holders of any outstanding shares, to increase or decrease the number of shares of capital stock or the number of shares of capital stock of any class that the Corporation has authority to issue.

                                       -3-
C/M:  11212.0012 275064.2

           (4) The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of Common Stock of the Corporation:

                   (a) Asset Belonging to Classes. All consideration received by the Corporation from the issue or sale of shares of a particular class, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any investment or reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that class for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Corporation. Such consideration, assets, income, earnings, profits and proceeds, together with any General Items allocated to that class as provided in the following sentence, are herein referred to collectively as "assets belonging to" that class. In the event that there are any assets, income, earnings, profits or proceeds which are not readily identifiable as belonging to any particular class (collectively, "General Items"), such General Items shall be allocated by or under the supervision of the Board of Directors to and among any one or more of the classes established and designated from time to time in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable; and any General Items so allocated to a particular class shall belong to that class. Each such allocation by the Board of Directors shall be conclusive and binding for all purposes.

                   (b) Liabilities of Class. The assets belonging to each particular class shall be charged with the liabilities of the Corporation in respect of that class and all expenses, costs, charges and reserves attributable to that class, and any general liabilities, expenses, costs, charges or reserves of the Corporation which are not readily identifiable as pertaining to any particular class, shall be allocated and charged by or under the supervision of the Board of Directors to and among any one or more of the Series established and designated from time to time in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable. The liabilities, expenses, costs, charges and reserves allocated and so charged to a class are herein referred

                                       -4-
C/M:  11212.0012 275064.2
          to collectively as "liabilities of" that class. Each allocation of liabilities, expenses, costs, charges and reserves by or under the supervision of the Board of Directors shall be conclusive and binding for all purposes.

                   (c) Dividends and Distributions. Dividends and capital gains distributions on shares may be paid with such frequency, in such form and in such amount as the Board of Directors may determine by resolution adopted from time to time, or pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Board of Directors may determine, after providing for actual and accrued liabilities of that class. All dividends on shares shall be paid only out of the income belonging to that class and all capital gains distributions on shares of a particular series shall be paid only out of the capital gains belonging to that class. All dividends and distributions on shares of a particular class shall be distributed pro rata to the holders of that class in proportion to the number of shares of that class held by such holders at the date and time of record established for the payment of such dividends or distributions, except that in connection with any dividend or distribution program or procedure, the Board of Directors may determine that no dividend or distribution shall be payable on shares as to which the stockholder's purchase order and/or payment have not been received by the time or times established by the Board of Directors under such program or procedure.

                   Dividends and distributions may be paid in cash, property or additional shares of the same as determined by the Board of Directors or pursuant to any program that the Board of Directors may have in effect at the time for the election by stockholders of the form in which dividends or distributions are to be paid. Any such dividend or distribution paid in shares shall be paid at the current net asset value thereof.

                   (d) Voting. On each matter submitted to a vote of the stockholders, each holder of shares shall be entitled to one vote for each share standing in his name on the books of the Corporation.

                   (e) Liquidation. In the event of the liquidation, the stockholders of the class shall be entitled to receive, when and as declared by the Board of Directors, the excess of the assets over the liabilities. The holders of shares shall not be entitled thereby to any distribution upon liquidation

                                       -5-
C/M:  11212.0012 275064.2
          of any other Shares. The assets so distributable to the stockholders shall be distributed among such stockholders in proportion to the number of shares held by them and recorded on the books of the Corporation. The liquidation may be authorized by vote of a majority of the Board of Directors then in office, subject to the approval of a majority of the outstanding voting securities class, as defined in the Investment Company Act of 1940, and without the vote of the holders of shares of any other class. The liquidation of a particular class may be accomplished, in whole or in part, by the transfer of assets of such class to another class or by the exchange of shares for the shares of another Class.

                   (f) Net Asset Value Per Share. The net asset value per share shall be the quotient obtained by dividing the value of the net assets (being the value of the assets less the liabilities) by the total number of shares outstanding, all as determined by or under the direction of the Board of Directors in accordance with generally accepted accounting principles and the Investment Company Act of 1940. Subject to the applicable provisions of the Investment Company Act of 1940, the Board of Directors, in its sole discretion, may prescribe and shall set forth in the By-Laws of the Corporation or in a duly adopted resolution of the Board of Directors such bases and times for determining the value of the assets belonging to, and the net asset value per share of outstanding shares, or the net income attributable to such shares, as the Board of Directors deems necessary or desirable. The Board of Directors shall have full discretion, to the extent not inconsistent with the Maryland General Corporation Law and the Investment Company Act of 1940, to determine which item shall be treated as income and which items as capital and whether any item of expense shall be charged to income or capital. Each such determination and allocation shall be conclusive and binding for all purposes.

          (5) All Shares of Common Stock of the Corporation shall represent the same interest in the Corporation and have identical voting, dividend, liquidation and other rights with any other shares of Common Stock; provided, however, that notwithstanding anything in the charter of the Corporation to the contrary:

                   (a) Any class of shares may be subject to such sales loads, contingent deferred sales charges, Rule 12b-1 fees, administrative fees, service fees, or other fees, however designated, in such amounts as may

                                       -6-
C/M:  11212.0012 275064.2
          be established by the Board of Directors from time to time in accordance with the Investment Company Act of 1940.

                   (b) Expenses related solely to a particular class (including, without limitation, distribution expenses under a Rule 12b-1 plan and administrative expenses under an administration or service agreement, plan or other arrangement, however designated) shall be borne by that class and shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distributions and liquidation rights of the shares of that class.

                   (c) As to any matter with respect to which a separate vote of any class is required by the Investment Company Act of 1940 or by the Maryland General Corporation Law (including, without limitation, approval of any plan, agreement or other arrangement referred to in subsection (b) above), such requirement as to a separate vote by that class shall apply in lieu of Single Class Voting. As to any matter which does not affect the interest of a particular class, only the holders of shares of the affected classes shall be entitled to vote.

         (6) The Corporation may issue and sell fractions of shares of capital stock having pro rata all the rights of full shares, including, without limitation, the right to vote and to receive dividends, and wherever the words "share" or "shares" are used in the charter or By-Laws of the Corporation, they shall be deemed to include fractions of shares where the context does not clearly indicate that only full shares are intended.

         (7) The Corporation shall not be obligated to issue certificates representing shares of any class of capital stock. At the time of issue or transfer of shares without certificates, the Corporation shall provide the stockholder with such information as may be required under the Maryland General Corporation Law.

         (8) No holder of any shares of stock of the Corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any such shares which the Corporation shall issue or propose to issue; and any and all of the shares of stock of the Corporation, whether now or hereafter authorized, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, by the Board of Directors to such persons, firms, corporations and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering same, or any thereof, to any said holder.

                                       -7-
C/M:  11212.0012 275064.2

         (9) All persons who shall acquire stock or other securities of the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation, as from time to time amended.

         SEVENTH: The number of directors of the Corporation, until such number shall be increased pursuant to the By-Laws of the Corporation, shall be two. The number of directors shall never be less than the number prescribed by the General Corporation Law of the State of Maryland and shall never be more than twenty. The names of the persons who shall act as directors of the Corporation until their successors are duly chosen and qualify are Kenneth C. Weiss and Louis C. Lucido.

         EIGHTH: The following provisions are inserted for the purpose of defining, limiting and regulating the powers of the Corporation and of the Board of Directors and stockholders.

         (1) The business and affairs of the Corporation shall be managed under the direction of the Board of Directors which shall have and may exercise all powers of the Corporation except those powers which are by law, by these Articles of Incorporation or by the By-Laws conferred upon or reserved to the stockholders. In furtherance and not in limitation of the powers conferred by law, the Board of Directors shall have power:

                   (a) to make, alter and repeal the By-Laws of the Corporation;

                   (b) to issue and sell, from time to time, shares of any class or series of the Corporation's stock in such amounts and on such terms and conditions, and for such amount and kind of consideration, as the Board of Directors shall determine, provided that the consideration per share to be received by the Corporation shall be not less than the greater of the net asset value per share of that class of stock at such time computed in accordance with Article SIXTH hereof or the par value thereof;

                   (c) from time to time to set apart out of any assets of the Corporation otherwise available for dividends a reserve or reserves for working capital or for any other proper purpose or purposes, and to reduce, abolish or add to any such reserve or reserves from time to time as said Board of Directors may deem to be in the best interests of the Corporation; and to determine in its discretion what part of the assets of the Corporation available for dividends in excess of such reserve or reserves shall be declared in dividends and paid to the stockholders of the Corporation; and


                                       -8-
C/M:  11212.0012 275064.2

                   (d)from time to time to determine to what extent and at what times and places and under what conditions and regulations the accounts, books and records of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Maryland, unless and until authorized to do so by resolution of the Board of Directors or of the stockholders of the Corporation.

                   (2) Notwithstanding any provision of the General Corporation Law of the State of Maryland requiring a greater proportion than a majority of the votes of all classes or of any class of the Corporation's stock entitled to be cast in order to take or authorize any action, any such action may be taken or authorized upon the concurrence of a majority of the aggregate number of votes entitled to be cast thereon subject to any applicable requirements of the Investment Company Act of 1940, as from time to time in effect, or rules or orders of the Securities and Exchange Commission or any successor thereto.

                   (3) Except as may otherwise be expressly provided by applicable statutes or regulatory requirements, the presence in person or by proxy of the holders of one-third of the shares of stock of the Corporation entitled to vote shall constitute a quorum at any meeting of the stockholders.

                   (4) Any determination made in good faith and, so far as accounting matters are involved, in accordance with generally accepted accounting principles by or pursuant to the discretion of the Board of Directors, as to the amount of the assets, debts, obligations, or liabilities of the Corporation, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purposes for creating such reserves or charges, as to the use, alteration or cancellation of any reserves or charges (whether or not any debt, obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall by then or thereafter required to be paid or discharged), as to the value of or the method of valuing any investment owned or held by the Corporation, as to the market value or fair value of any investment or fair value of any other asset of the Corporation, as to the allocation of any asset of the Corporation to a particular class or classes of the Corporation's stock, as to the charging of any liability of the Corporation to a particular class or classes of the Corporation's stock, as to the number of shares of the Corporation outstanding, as to the estimated expense to the Corporation in connection with purchases of its shares, as to the ability to liquidate investments in orderly fashion, or as to any other matters relating to the issue, sale, purchase and/or other acquisition or disposition of investments or shares of the Corporation, shall be

                                       -9-
C/M:  11212.0012 275064.2
final and conclusive and shall be binding upon the Corporation and all holders of its shares, past, present and future, and shares of the Corporation are issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid.

                   (5) Except to the extent prohibited by the Investment Company Act of 1940, as amended, or rules, regulations or orders thereunder promulgated by the Securities and Exchange Commission or any successor thereto or by the By-Laws of the Corporation, a director, officer or employee of the Corporation shall not be disqualified by his position from dealing or contracting with the Corporation, nor shall any transaction or contract of the Corporation be void or voidable by reason of the fact that any director, officer or employee or any firm of which any director, officer or employee is a member or any corporation of which any director, officer or employee is a stockholder, officer or director, is in any way interested in such transaction or contract; provided that in case a director, or a firm or corporation of which a director is a member, stockholder, officer or director, is so interested, such fact shall be disclosed to or shall have been known by the Board of Directors or a majority thereof; and any director of the Corporation who is so interested, or who is a member, stockholder, officer or director of such firm or corporation, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize any such transaction or contract, with like force and effect as if he were not such director, or member, stockholder, officer or director of such firm or corporation.

                   (6) Specifically and without limitation of the foregoing subsection (e) but subject to the exception therein prescribed, the Corporation may enter into management or advisory, underwriting, distribution and administration contracts and other contracts, and may otherwise do business, with Equitable Real Estate Hyperion Capital Advisors, L.L.C., and any parent, subsidiary, partner, or affiliate of such firm or any affiliates of any such affiliate, or the stockholders, members, directors, officers, partners and employees thereof, and may deal freely with one another notwithstanding that the Board of Directors of the Corporation may be composed in part of directors, officers, partners or employees of such firm and/or its parents, subsidiaries or affiliates and that officers of the Corporation may have been, be or become directors, officers, or employees of such firm, and/or its parents, subsidiaries or affiliates, and neither such management or advisory, underwriting, distribution or administration contracts nor any other contract or transaction between the Corporation and such firm and/or its parents, subsidiaries or affiliates shall be invalidated or in any way affected thereby, nor shall any director or officer of the Corporation be liable to the

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



Corporation or to any stockholder or creditor thereof or to any person for any loss incurred by it or him under or by reason of such contract or transaction; provided that nothing herein shall protect any director or officer of the Corporation against any liability to the Corporation or to its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office; and provided always that such contract or transaction shall have been on terms that were not unfair to the Corporation at the time at which it was entered into.

                   (7) The duration of the Corporation's existence will terminate on December 31, 2005, however, the Board of Directors, at their sole discretion may extend such date two years until December 31, 2007 if it determines that such extension is in the best interests of the Shareholders.

                   NINTH: (1) The Corporation shall indemnify (i) its currently acting and former directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the fullest extent permitted by law, and (ii) other employees and agents to such extent as shall be authorized by the Board of Directors or the By-Laws and as permitted by law. Nothing contained herein shall be construed to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such by-laws, resolutions or contracts implementing such provisions or such indemnification arrangements as may be permitted by law. No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the right of indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

                   (2) To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, and the Investment Company Act of 1940, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for money damages; provided, however, that nothing herein shall be construed to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason

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


of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the limitation of liability provided to directors and officers hereunder with respect to any act or omission occurring prior to such amendment or repeal.

                   TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation or in any amendment hereto in the manner now or hereafter prescribed by the laws of the State of Maryland and all rights conferred upon stockholders herein are granted subject to this reservation.

                   IN WITNESS WHEREOF, the undersigned, being the incorporator of the Corporation, has adopted and signed these Articles of Incorporation for the purpose of forming the corporation described herein pursuant to the General Corporation law of the State of Maryland and does hereby acknowledge that said adoption and signing are her act.




                                                       ------------------------
                                                            Ann M. Smith


Dated:  September 8, 1995


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C/M:  11212.0012 275064.2